UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 21, 2014

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and are therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 21, 2014, Urologix, Inc. (the “Company”) received a letter from Medtronic, Inc. (“Medtronic”). In the letter, Medtronic acknowledged that the Company is continuing to make efforts to turn its business around, but expressly reserved any rights that Medtronic may have in respect of past due amounts under the License Agreement dated September 6, 2011, as amended June 28, 2013 between the Company and Medtronic, under the License Agreement, under the promissory note dated June 28, 2013 and/or under the other agreements between Medtronic and the Company.

Through its countersignature to the letter, Urologix agreed that, without prior approval from Medtronic , the Company will not to draw down any funds under its line of credit with Silicon Valley Bank while amounts owed to Medtronic are past due. Furnished with this Form 8-K as Exhibit 10.1 is the countersigned letter from Medtronic.

The foregoing summary of the letter does not purport to be complete and is subject to and qualified in its entirety by reference to the letter attached hereto as an exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Countersigned Letter from Medtronic, Inc. to Urologix, Inc. dated March 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date:  March 26, 2014